Exhibit 10.4

Biolase, Inc.

2018 Long-Term Incentive Plan

Stock Appreciation Rights Award Notice

[Name of Director]

You have been awarded stock appreciation rights covering shares of Common Stock of Biolase, Inc. (the “Company”) pursuant to the terms and conditions of the Biolase, Inc. 2018 Long-Term Incentive Plan, as amended (the “Plan”) and the Stock Appreciation Rights Agreement (together with this Award Notice, the “Agreement”). The Stock Appreciation Rights Agreement is attached hereto and the Plan and Stock Appreciation Rights Agreement are available on Shareworks. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Stock Appreciation Rights:

You have been awarded Stock Appreciation Rights covering [____] shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.1 of the Agreement.

Grant Date:	[_______]
Base Price:	$[______________] per share, subject to adjustment as provided in Section 4.1 of the Agreement.
Time-Based Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and you, the shares of Common Stock subject to the Stock Appreciation Rights on the Grant Date shall vest as follows: one-fourth of the shares of common stock subject to the Stock Appreciation Rights shall vest on each of the three, six, nine, and twelve-month anniversaries of the Grant Date.

Termination of Service:

The time-based vesting schedule shall be subject to the requirement that you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries' policies): (A) employed by the Company or any of its Subsidiaries; (B) serving as a Non-Employee Director; or (C) providing services to the Company or any of its Subsidiaries as an independent contractor, in each case, from the Grant Date through and including the applicable vesting date.

Expiration Date:

Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Stock Appreciation Rights shall terminate at 5:00 p.m., U.S. Pacific time, on the tenth anniversary of the Grant Date.

BIOLASE, INC.

By:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Biolase, Inc. at the address stated herein, I hereby accept the Stock Appreciation Rights granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

Biolase, Inc.

27042 Towne Centre Drive, Suite 270

Foothill Ranch, California 92610

Attention: Director of Financial Reporting

Biolase, Inc.
2018 Long-Term Incentive Plan

Stock Appreciation Rights Agreement

Biolase, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Biolase, Inc. 2002 Stock Incentive Plan (the “Plan”), stock appreciation rights covering the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Base Price”) (the “SAR”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. The SAR entitles the Holder to receive, upon exercise, a cash payment equal to the Fair Market Value as of the exercise date of the number of shares (“Gain Shares”) of Common Stock with an aggregate value equal to the difference between the Fair Market Value of one share of Common Stock on the exercise date (up to a maximum Fair Market Value of $1.40 per share of Common Stock) and the Base Price, subject to Holder’s fulfillment of the vesting and other conditions set forth in this Agreement. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. SAR Subject to Acceptance of Agreement. The SAR shall be null and void unless Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2. Time and Manner of Exercise of SAR.

2.1. Maximum Term of SAR. In no event may the SAR be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of SAR. The SAR shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The period of time prior to the full vesting of the SAR shall be referred to herein as the “Vesting Period.” Immediately upon the Holder’s termination of service for any reason, the SAR shall terminate with respect to the unvested portion of the SAR on the effective date of such termination of service. The SAR shall be exercisable following a termination of Holder’s service according to the following terms and conditions:

(a) Termination for any Reason. If Holder’s service with the Company terminates for any reason, the SAR, only to the extent vested on the effective date of such termination of service, may thereafter be exercised by Holder or Holder’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination of service and (ii) the Expiration Date.

(b) Change in Control.

(i) Immediately prior to the effective date of a Change in Control, the SAR shall vest and become exercisable for all of the shares subject to the SAR and may be exercised for any or all of those shares or, at the election of the Company, the Holder shall receive, in full settlement for such SAR, a cash payment in an amount equal to the aggregate number of shares of Common Stock then subject to the SAR multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the Base Price. Notwithstanding anything herein to the contrary, the SAR shall not vest and become exercisable on an accelerated basis if and to the extent: (i) the SAR is assumed by the successor corporation (or parent thereof) or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) the SAR is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares subject to the SAR that were not otherwise exercisable at the time of the Change in Control (the excess of the Fair Market Value of such shares over the aggregate Base Price payable for such shares) and provides for subsequent payout of that spread no later than the time the SAR would have vested and become exercisable for those shares.

(ii) Immediately following the consummation of the Change in Control, the SAR shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(iii) If the SAR is assumed or otherwise continued in effect in connection with a Change in Control, then the SAR shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Holder in consummation of such Change in Control had the SAR been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Base Price, subject to Section 409A of the Code. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this SAR, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(iv) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the SAR, to the extent vested, may be exercised by Holder (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock for which the SAR is being exercised, and (b) by executing such documents as the Company may reasonably request.

2.4. Termination of SAR. In no event may the SAR be exercised after it terminates as set forth in this Section 2.4. The SAR shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the SAR, the SAR and all rights hereunder shall immediately become null and void.

3. Settlement of Award. Upon exercise of the SAR, in whole or in part, the Company shall pay to the Holder (or his or her beneficiary, as applicable) the cash payment payable with respect to the portion of the SAR exercised within 30 days following the exercise date (but no later than December 31st of the year in which the exercise occurs); provided, however, the Committee may elect, in its sole and absolute discretion, to settle the Gain Shares in Common Stock, with the Holder receiving one share of Common Stock for each Gain Share. Any issuance of shares shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such share issuance.

4. Transfer Restrictions and Investment Representations.

4.1. Nontransferability of SAR. The SAR may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Holder’s lifetime the SAR is exercisable only by Holder or Holder’s legal representative, guardian or similar person and (ii) the SAR may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the SAR, the SAR and all rights hereunder shall immediately become null and void.

4.2. Investment Representation. Holder hereby represents and covenants that (a) any shares of Common Stock received upon exercise of the SAR will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the SAR, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Plan Administrator shall in its sole discretion deem necessary or advisable.

5. Additional Terms and Conditions.

5.1. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of the SAR (including the number and class of securities subject to the SAR and the Base Price per share) shall be appropriately adjusted by the Committee, in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.2. Compliance with Applicable Law. The SAR is subject to the condition that if the listing, registration or qualification of the shares subject to the SAR upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the SAR may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

5.3. SAR Confers No Rights as Stockholder. Holder shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the SAR unless and until such shares are purchased and issued upon the exercise of the SAR, in whole or in part, and Holder becomes a stockholder of record with respect to such issued shares. Holder shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

5.4. SAR Confers No Rights to Continued Service. In no event shall the granting of the SAR or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continued service by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the service of any person at any time.

5.5. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the SAR or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.6. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

5.7. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Biolase, Inc., Attn: Director of Financial Reporting, 4 Cromwell, Irvine, California, 92618, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

5.8. Governing Law. This Agreement, the SAR and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

5.10. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

5.11. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

5.12. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

5.13. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.